Exhibit 3.1
CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

REYNOLDS CONSUMER PRODUCTS INC.

Reynolds Consumer Products Inc. (the “Company”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), DOES HEREBY CERTIFY:
1.This Certificate of Amendment (the “Certificate of Amendment”) amends the Amended and Restated Certificate of Incorporation of the Company (the “Amended and Restated Certificate of Incorporation”) filed with the Secretary of State of the State of Delaware effective February 4, 2020, and the amendment has been duly adopted the Board of Directors of the Company at a meeting held on January 25, 2024,  in accordance with Sections 141 and 242 of the DGCL and by the stockholders of the Corporation in accordance with Section 242 of the DGCL at an annual meeting held on April 24, 2024.

2.Section (A) Limited Liability, of Article 8, Indemnification, of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced with the following:

“(A)    Limited Liability. A director or an officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or an officer, to the fullest extent permitted by Delaware Law as the same exists or as may hereafter be amended from time to time.”
3.Except as amended hereby, all other provisions of the Amended and Restated Certificate of Incorporation shall remain in full force and effect.

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Exhibit 3.1
IN WITNESS WHEREOF, the Company has caused this Certificate of Amendment to be signed by C. David Watson, its Vice President, General Counsel and Secretary, this 24th day of April, 2024.

                            /s/ David Watson
                            C. David Watson
                            Vice President, General Counsel and
                            Secretary